Exhibit 99.1
FOR IMMEDIATE RELEASE
COMARCO REPORTS THIRD QUARTER FISCAL 2011
FINANCIAL RESULTS
LAKE FOREST, Calif., December 15, 2010 — Comarco, Inc. (NASDAQ: CMRO), a leading provider of innovative mobile power solutions through its ChargeSource® line of multi-function universal mobile power products, today announced its financial results for the third quarter of fiscal 2011 ended October 31, 2010.
Revenue for the third quarter of fiscal 2011 was $5.5 million, compared to $7.6 million for the third quarter of fiscal 2010. Sequentially, revenue decreased $7.3 million from the second quarter of fiscal 2011. The decrease in revenue in the recent third quarter was attributable to the previously announced softness in retail consumer demand.
Gross profit margin for the third quarter of fiscal 2011 was 13% compared to 24% in the third quarter of fiscal 2010. The Company reported a net loss of $1.3 million, or $(0.18) per share, for the recent third quarter, compared to a net loss of $0.4 million, or $(0.06) per share, for the third quarter of the prior fiscal year.
“Our third quarter sales reflect disappointing consumer demand for our products in the retail markets that Targus serves,” said Sam Inman, President and Chief Executive Officer of Comarco. “In contrast, our OEM business doubled over the comparable prior year period, reflecting improving corporate demand for notebook computers. We have been encouraged by the demand forecasts for our products by our OEM customers and expect continued strong OEM revenue growth in the fourth fiscal quarter.”
“We anticipate that retail sales will remain soft during the fourth quarter of fiscal 2011,” Mr. Inman continued. “We are working with Targus to implement changes that we believe will help generate improved consumer demand. Targus is repackaging the product so that it better communicates its value proposition as a unique product that not only charges notebooks but most other mobile products as well. In addition, we anticipate a pricing adjustment at retail that should help drive additional sales of the product and still leave an attractive margin for Targus and for Comarco.”
“In the interim, to improve our financial flexibility during this period, we have taken actions to reduce expenses, including a reduction in force and other cost control measures. The initiatives we have completed or identified thus far are expected to result in a 30% reduction in costs and expenses in fiscal 2012 compared with 2011.
“One additional expense reduction that we plan to implement shortly is a move from the NASDAQ to OTC (over the counter) trading which we announced today in a separate release. This move should provide us with savings in annual listing fees and associated costs. We also continue to review strategic alternatives available to us that offer the opportunity to enhance value for Comarco shareholders. To that end, we have engaged Page Mill Partners to help us in the identification and evaluation of alternatives,” concluded Mr. Inman.
The Company ended the quarter with $5.3 million in cash, and borrowings of $1 million from the $10 million credit line with Silicon Valley Bank.

Nine Months of Fiscal 2011 Financial Results
•	Revenue of $25.8 million, compared with $17.2 million for the same period of fiscal 2010

•	Gross profit of $4.5 million, compared with $3.3 million for the comparable period last year

•	Net loss of $2.6 million, or $(0.36) per share, compared with a net loss of $3.9 million, or $(0.54) per share
Forward-Looking Information
This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. Forward-looking statements include statements any statements herein not of a historical nature. Many important factors may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the impact of general economic and retail uncertainty and perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on our products; quarterly and seasonal fluctuations in our revenue or other operating results; fluctuations in the demand for our products, including the rate of sales of the Company’s product to Targus, the fact that a significant portion of our revenue is derived from a limited number of customers; additional costs which might be incurred related to our previously announced product recall beyond the reserves established for the recall; unexpected difficulties and delays associated with our efforts to obtain cost reductions and achieve higher sales volumes for our ChargeSource® products; failure to accurately forecast customer demand and the risk that our customers may cancel their orders, change order quantities or delay the receipt of products, and the fact that the Company does not currently have any unfilled purchase orders with Targus; the fact that our products are complex and have short life cycles and the average selling prices of our products will likely decrease over their sales cycles; disruptions in our relationships with our suppliers; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; competitors’ release of competitive products and other actions; factors that adversely impact our cash and cash equivalent balances; and costs and potential adverse determinations arising out of adverse proceedings or litigation. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. Further information on potential factors that could affect financial results are included in risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including without limitation our annual report on Form 10-K for the year ended January 31, 2010 and our quarterly reports filed since our annual report.
Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor the Company assumes responsibility for the accuracy and
25541 Commercentre Drive Lake Forest, CA 92630     Office (949) 599-7400     Fax: (949) 599-1430

completeness of the forward-looking statements. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
About Comarco
Based in Lake Forest, Calif., Comarco is a leading provider of universal mobile power products used to power and charge notebook computers, mobile phones, and many other rechargeable mobile devices. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.

Company Contacts:		Investor Contact:
Sam Inman	Winston Hickman	Doug Sherk/Jenifer Kirtland
President and CEO	VP and CFO	CEO/Managing Director
Comarco, Inc.	Comarco, Inc.	EVC Group, Inc.
(949) 599-7444	(949) 599-7446	(415) 896-6820
saminman@comarco.com	whickman@comarco.com	dsherk@evcgroup.com
25541 Commercentre Drive Lake Forest, CA 92630     Office (949) 599-7400     Fax: (949) 599-1430

COMARCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
Revenue	$5,484	$7,550	$25,781	$17,152
Cost of revenue	4,765	5,762	21,322	13,761

Gross profit	719	1,788	4,459	3,391

Selling, general and administrative expenses	1,302	1,243	3,919	4,525
Engineering and support expenses	775	1,017	2,563	2,860

	2,077	2,260	6,482	7,385

Operating loss	(1,358)	(472)	(2,023)	(3,994)
Other income (loss), net	(32)	(5)	(74)	3

Loss from continuing operations before income taxes	(1,390)	(477)	(2,097)	(3,991)
Income tax benefit	75	59	75	59

Net loss from continuing operations	(1,315)	(418)	(2,022)	(3,932)
Income (loss) from discontinued operations, net of income taxes	—	(9)	(601)	3

Net loss	$(1,315)	$(427)	$(2,623)	$(3,929)

Basic and diluted loss per share:
Net loss from continuing operations	$(0.18)	$(0.06)	$(0.28)	$(0.54)
Net loss from discontinued operations	—	—	(0.08)	—

	$(0.18)	$(0.06)	$(0.36)	$(0.54)

Weighted average common shares outstanding:
Basic	7,331	7,327	7,328	7,327

Diluted	7,331	7,327	7,328	7,327

Common shares outstanding	7,344	7,327	7,344	7,327

25541 Commercentre Drive Lake Forest, CA 92630     Office (949) 599-7400     Fax: (949) 599-1430

COMARCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	January 31,
	2010	2010(A)
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$5,308	$10,127
Accounts receivable due from customers, net	7,729	10,655
Accounts receivable due from suppliers, net	1,303	834
Inventory, net	1,936	935
Other current assets	443	280

Total current assets	16,719	22,831
Property and equipment, net	835	1,072

	$17,554	$23,903

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$6,186	$1,134
Accrued liabilities	3,282	12,212
Line of credit	1,000	1,000

Total current liabilities	10,468	14,346
Tax liability	—	33
Deferred rent	—	63

Total liabilities	10,468	14,442

Stockholders’ equity	7,086	9,461

	$17,554	$23,903

(A) Derived from the audited consolidated financial statements as of January 31, 2010.
25541 Commercentre Drive Lake Forest, CA 92630     Office (949) 599-7400     Fax: (949) 599-1430